EXHIBIT 32.1

REYNOLDS AMERICAN INC.

Certification Pursuant to 18 U.S.C. §1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned, Daniel M. Delen, Chief Executive Officer, and Thomas R. Adams, Chief Financial Officer, of Reynolds American Inc. (“RAI”), hereby certifies, to his knowledge, that:

1) RAI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) the information contained in RAI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, fairly presents, in all material respects, the financial condition and results of operations of RAI.

EXECUTED this 24th day of July, 2013.

/s/ Daniel M. Delen
Daniel M. Delen, President and
Chief Executive Officer of Reynolds American Inc.

/s/ Thomas R. Adams
Thomas R. Adams, Executive Vice President and
Chief Financial Officer of Reynolds American Inc.